Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     On July 14, 2009, Modavox, Inc. (the “Company” or “Modavox”) completed its previously announced acquisition (the “Acquisition”) of one hundred percent (100%) of the business and assets of New Aug, LLC, a Delaware limited liability company. The Acquisition was recorded using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition date. An independent valuation firm is assisting management of the Company in determining the fair values of a significant portion of these assets. The preliminary valuation work, as performed by the Company’s management and the independent valuation specialists, was used to prepare the estimates of fair value reflected in these unaudited pro forma consolidated financial statements. These amounts are subject to final adjustment based upon the final determination of these fair values.

    For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the historical financial information for Modavox is based on its fiscal year ended February 28, 2009 and the three months ended May 31, 2009. The historical financial information for New Aug, LLC is based on its fiscal year ended December 31, 2008 and the three months ended June 30, 2009. The unaudited pro forma condensed consolidated balance sheet presented herein includes the balance sheet of Modavox as of May 31, 2009 and the balance sheet of New Aug, LLC as of June 30, 2009. The unaudited pro forma condensed consolidated balance sheet combines the unaudited condensed balance sheets of Modavox and New Aug, LLC and gives effect to the Merger as if it had been completed as of May 31, 2009. The unaudited pro forma condensed combined statement of operations for the three months ended May 31, 2009 and the year ended February 28, 2009 combines the historical results of Modavox and New Aug, LLC and give effect to the Merger as if it had occurred on March 1, 2009 and 2008, respectively.

    The unaudited pro forma adjustments are based upon available information and assumptions that Modavox believes are reasonable. The unaudited pro forma condensed consolidated financial statements and related notes thereto should be read in conjunction with Modavox’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2009, filed with the Securities and Exchange Commission (“SEC”) on June 15, 2009. In addition, this unaudited condensed consolidated pro forma information should be read in conjunction with the historical consolidated financial statements of New Aug, LLC included within this Amendment No. 1 to Current Report on Form 8-K.

    These unaudited condensed consolidated pro forma financial statements are prepared for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of New Aug, LLC been consummated (i) as of March 1, 2009 or 2008 for the unaudited condensed consolidated pro forma statement of operations and (ii) as of May 31, 2009 for the unaudited condensed consolidated pro forma balance sheet. The unaudited pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Modavox and New Aug, LLC.

MODAVOX, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

		June 30,
	May 31,	2009
	2009	New Aug,
	Modavox	LLC	(1) Pro Forma		Modavox
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$371,980	$3,000	$(50,000)	(a)	$324,980
Accounts receivable, net	799,393	25,000	—		824,393
Prepaid expenses and other current assets	62,328	—	—		62,328

Total current assets	1,233,701	28,000	(50,000)		1,211,701

Property and equipment, net	539,929	354,681	(354,681)	(b)	539,929
Goodwill	386,746	—	12,728,131	(b)	13,114,877
Intangible assets, net	2,886,286	—	1,875,000	(b)	4,761,286
Deposits	623,000	—	(623,000)	(a)

Total assets	$5,669,662	$382,681	$13,575,450		$19,627,793

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,634,800	$66,130	$		$1,700,930
Deferred revenue	760,468	43,000	—		803,468
Advances on acquisition		673,000	(673,000)	(c)	—
Related party note payable	—	314,023	(314,023)	(c)	—

Total current liabilities	2,395,268	1,096,153	(987,023)		2,504,398

Long-term deferred revenue	—	17,000	—		17,000
Total liabilities	2,395,268	1,113,153	(987,023)		2,521,398

Equity:
Common stock / Membership interest	4,682	266,121	347	(a)	5,029
			(266,121)	(c)
Paid-in capital	22,993,387	—	13,831,654	(a)	36,825,041

Accumulated deficit	(19,723,675)	(996,593)	996,593	(c)	(19,723,675)

Total equity	3,274,394	(730,472)	14,624,473		17,106,395

Total liabilities and equity	$5,669,662	$382,681	$13,575,450		$19,627,793

(1)	The letters refer to a description of the pro forma adjustments in Note 1. See accompanying notes to unaudited pro forma consolidated financial information.

MODAVOX, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended May 31, 2009

		June 30,
	May 31,	2009
	2009	New Aug,
	Modavox	LLC	(1) Pro Forma		Modavox
	Historical	Historical	Adjustments		Pro Forma

Revenue	$521,325	$39,921	$—		$561,246

Cost of revenue (excluding depreciation):
Production and service delivery costs	186,028	27,921	—		213,949

Total cost of revenue	186,028	27,921	—		213,949

Operating expenses:
Selling, general and administrative	1,357,105	191,246	(1,276)	(d)	1,547,075
Depreciation and amortization	237,126	26,074	104,107	(e)	367,307

Total operating expenses	1,594,231	217,320	102,831		1,914,382

Operating (loss)	(1,258,934)	(205,320)	(102,831)		(1,567,085)

Interest income (expense) and other, net	184	(4,078)	4,078	(f)	184
Realized (loss) on investments		(60,500)	—		(60,500)

Net (Loss)	$(1,258,750)	$(269,898)	$(98,753)		$(1,627,901)

Net loss per share – basic and diluted	$(0.03)				$(0.03)
Weighted average shares outstanding -
Basic and diluted	45,799,634		3,466,667	(g)	49,266,301

(1)	The letters refer to a description of the pro forma adjustments in Note 1. See accompanying notes to unaudited pro forma consolidated financial information.

MODAVOX, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the Twelve Months Ended February 28, 2009

		December
	February	31,
	28,	2008
	2009	New Aug
	Modavox	LLC	(1) Pro Forma		Modavox
	Historical	Historical	Adjustments		Pro Forma

Revenue	$2,663,941	$55,056	$—		$2,718,997

Cost of revenue (excluding depreciation):
Production and service delivery costs	1,377,969	62,024	—		1,439,993

Total cost of revenue	1,377,969	62,024	—		1,439,993

Operating expenses:
Selling, general and administrative	3,974,531	476,231	(4,176)	(d)	4,446,586
Depreciation and amortization	869,563	17,070	416,467	(e)	1,303,100
Impairment	729,000	9,399	—		738,399
Bad debt expense	557,764	-	—		557,764
Lease termination expense	489,845	-	—		489,845

Total operating expenses	6,620,703	502,700	412,291		7,535,694

Operating (loss)	(5,334,731)	(509,668)	(412,291)		(6,256,690)

Interest income (expense) and other, net	9,221	(8,276)	8,276	(f)	9,221

Net (Loss)	$(5,325,510)	$(517,944)	$(404,015)		$(6,247,469)

Net (loss) per share, basic and diluted	$(0.13)				$(0.14)
Weighted average shares, basic and diluted	41,874,738		3,466,667	(g)	45,341,405

(1)	The letters refer to a description of the pro forma adjustments in Note 1. See accompanying notes to unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1. Pro Forma Adjustments

     Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to New Aug, LLC’s net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets acquired, and to reflect reductions in expenses related to equity for services and interest expense on a note payable.

     The following adjustments were applied to Modavox’s historical financial statements and those of New Aug, LLC to arrive at the pro forma consolidated financial information.

(a)
To record the purchase price of $14,505,001 for all of the assets of New Aug, LLC, which represented $14,180,001 in stock, of which $348,000 had been provided prior to December 31, 2008, and $325,000 in cash.

(b)
To record the fair value of the goodwill and identifiable intangible assets acquired and to reverse the capitalized software development costs recorded by New Aug, LLC, which is included as part of the fair value of identifiable intangible assets.

(c)	To record the elimination of New Aug, LLC liabilities not acquired according to the terms of the Asset Purchase Agreement and the New Aug, LLC members’ interest and accumulated deficit.

(d)	To record the elimination of expense associated with equity granted for services related to agreements with New Aug, LLC, which were not acquired.

(e)	To record amortization of identifiable intangible assets acquired, which are estimated to be $1,875,000.

(f)	To reduce interest expense related to a note payable issued by New Aug, LLC, which was not acquired.

(g)
To show the weighted average shares outstanding in relation to the stock portion of the purchase price, which consisted of 3,666,667 shares of common stock, of which 200,000 shares had already been issued prior to December 31, 2008.

2. Purchase Price Allocation

     The purchase price of $14,505,001 for one hundred percent (100%) of the business and assets of New Aug, LLC consists of $14,180,001 in stock and $325,000 in cash.

     The purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed with the excess purchase price being allocated to goodwill under the assumption the acquisition of New Aug, LLC was consummated on May 31, 2009. The allocation of the purchase price to intangible assets and goodwill was based on a preliminary independent valuation and the final purchase price allocation may differ from that presented below due to ongoing evaluations of the valuation results.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The consideration and components and preliminary allocation of the purchase price consisted of the following under the assumption the acquisition of New Aug, LLC was consummated on May 31, 2009:

Consideration:
Cash paid	$325,000
Common stock issued to New Aug, LLC’s member’s	14,180,001

Total purchase price	$14,505,001

Allocation of purchase price:
Cash	3,000
Accounts receivable	$25,000
Accounts payable	(66,130)
Deferred revenue	(60,000)
Intangible assets	1,875,000
Goodwill	12,728,131

Total purchase price	$14,505,001

3. Intangible Assets

     For the purposes of preparing the unaudited pro forma consolidated financial statements, the preliminary identified intangible assets acquired of $1,875,000 would be amortized as follows and are presented as if the acquisition had occurred at the beginning of the respective periods presented:

	Fair value	Useful life
		(In years)
Customer relationships	$949,000	5
Acquired technology	670,000	5
Non-compete agreement	212,000	3
Acquired trade name	44,000	2

Total intangible asset value	$1,875,000

4. Goodwill

     Of the total purchase price, approximately $12.7 million has been allocated to goodwill. Goodwill was calculated based upon several factors. The New Aug, LLC acquisition provided Modavox a mobile marketing platform and key brand and channel relationships that complements Modavox’s current efforts with online targeted advertising.  And it also brings together a comprehensive strategy that allows Modavox to fully leverage its patents across the mobile market, utilizing its behavioral targeted marketing technology.

     In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” goodwill is tested for impairment at least annually (more frequently if certain indicators are present). In the event that the Company’s management determines that the value of the goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal period in which the determination is made.